               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant                 X
Filed by a Party other than the Registrant

Check the appropriate box:

     Preliminary Proxy Statement
X    Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


          Harman International Industries, Incorporated
        (Name of Registrant as Specified in Its Charter)

          Harman International Industries, Incorporated
           (Name of Persons(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

X    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(i)(2).

     $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

     Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

     4)   Proposed maximum aggregate value of transaction:


     * Set forth the amount on which the filing fee is calculated and state how it was determined.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

[LOGO]                                       HARMAN INTERNATIONAL
                                         INDUSTRIES, INCORPORATED
                       1101 Pennsylvania Avenue, N.W., Suite 1010
                                          Washington, D.C.  20004



                                               September 28, 1994



Dear Harman International Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held on Wednesday, November 2, 1994 at 11:00 a.m. in the Chemical Bank building at 270 Park Avenue, New York, New York. Information about the meeting, the nominee for Director and the proposals to be considered is presented in the Notice of Annual Meeting of Stockholders and the Proxy Statement on the following pages.

     In addition to the formal items of business to be presented at the meeting, I will report on our Company's operations during fiscal 1994. This will be followed by a question and answer period.

     It is important that your shares be represented at the meeting regardless of the number of shares that you hold. To ensure your representation, please sign, date and return the enclosed proxy card promptly.

     We look forward to seeing you on November 2nd.

     Sincerely,

     /s/ Sidney Harman

     Sidney Harman
     Chairman and Chief Executive Officer

[LOGO]    HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                        ________________

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        November 2, 1994
                        ________________

     The 1994 Annual Meeting of Stockholders of Harman
International Industries, Incorporated (the "Company") will be held at Chemical Bank, 270 Park Avenue, New York, New York on
November 2, 1994 at 11:00 a.m. for the following purposes:

          (1) To elect one director to serve for a three-year term expiring at the 1997 Annual Meeting of Stockholders;

          (2) To consider and take action upon a proposal to adopt the Chief Executive Officer Incentive Plan;

          (3) To consider and take action upon a proposal to amend and restate the Company's 1992 Incentive Plan;

and to transact such other business as properly may come before the meeting on November 2 or on any date to which the meeting may be adjourned.

     Stockholders of record as of the close of business on September 16, 1994 are entitled to notice of, and to vote at, the meeting.

     If you plan to attend the meeting and will need special assistance or accommodation due to a disability, please include such information on the enclosed proxy card.

                         By Order of the Board of Directors

                         /s/ Bernard A. Girod

                         Bernard A. Girod
                         Secretary

Washington, D.C.
September 28, 1994



                            IMPORTANT

 Whether or not you plan to attend in person, please vote by means of the enclosed proxy which you are requested to sign, date and return as soon as possible in the enclosed postage prepaid envelope.

          HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                 1101 Pennsylvania Avenue, N.W.
                           Suite 1010
                     Washington, D.C. 20004
                      _____________________

                         PROXY STATEMENT
                      _____________________

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harman International Industries, Incorporated (the "Company") for use at the 1994 Annual Meeting of Stockholders (the "Meeting") and for the purpose of considering and acting upon the matters specified in the accompanying Notice of Annual Meeting. This Proxy Statement and the enclosed proxy card were first sent or given to stockholders on or about September 28, 1994.

     Holders of record of the Company's common stock (the "Common Stock"), par value $0.01 per share, as of the close of business on September 16, 1994, will be entitled to vote at the Meeting or at any adjournment thereof, and each stockholder of record on such date will be entitled to one vote for each share of Common Stock held. On September 16, 1994, there were 15,081,067 shares of Common Stock outstanding.

     Shares of Common Stock cannot be voted at the Meeting unless the owner is present or represented by proxy. A proxy may be revoked at any time before it is voted by giving written notice of revocation or by the delivery of a new proxy to the Company at the address shown above, or by the stockholder's personal vote at the Meeting.

     All properly executed proxies, unless previously revoked, will be voted at the Meeting or any adjournment thereof in accordance with the directions given. With respect to the election of the one Director to serve until the 1997 Annual Meeting, stockholders of the Company voting by proxy may vote in favor of the nominee or may withhold their vote for the nominee. With respect to the other proposals for stockholder action, stockholders of the Company voting by proxy may vote in favor of or against the proposals. If no specific instructions are given with respect to the matters to be acted upon at the Meeting, shares of Common Stock represented by a properly executed proxy will be voted FOR (i) the election of the one nominee for Director listed under the caption "Election of Directors," (ii) the approval of the adoption a performance-based compensation plan for the Company's Chief Executive Officer, and (iii) the approval of an amendment and restatement of the Company's 1992 Incentive Plan (the "1992 Plan").

     A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Meeting. The candidate for election as Director will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and actually voting at the Meeting. All other matters require for their approval the favorable vote of a majority of the shares of Common Stock voted in person or by proxy at the Meeting. Any action other than a vote for a nominee or proposal (including abstentions and broker non-votes) will have the practical effect of voting against the nominee or proposal, as the case may be.

                      ELECTION OF DIRECTORS
                     (Item 1 on Proxy Card)

     Pursuant to the Company's Restated and Amended Certificate of Incorporation, the Board of Directors is divided into three classes. Two classes consist of two Directors and one class consists of one Director. Each Director is elected for a three-year term, with one class of Directors being elected at each annual meeting of stockholders.

     Set forth below is information concerning the one nominee for Director to be elected at the Meeting, who is presently serving as a Director, as well as information concerning the Directors whose terms of office will extend beyond the Meeting. The current nominee for Director at the Meeting will serve, if elected, for a three-year term expiring at the 1997 Annual Meeting. The Board of Directors expects that the nominee will be available for election. In the event that the nominee for any reason should become unavailable for election (which is not anticipated), it is intended that the shares of Common Stock represented by the proxies will be voted for a nominee who would be designated by the Board of Directors, unless the Board of Directors reduces the number of Directors. The Board of Directors recommends a vote "FOR" the nominee.

Director to be Elected at the Meeting

     Edward H. Meyer, age sixty-seven, has been a Director of the Company since July 1990. Mr. Meyer has been the Chairman of the Board, Chief Executive Officer and President of Grey Advertising, Inc., New York, New York, an advertising firm, since 1972. Mr. Meyer serves as a Director for May Department Stores Company, Bowne & Co., Inc., Ethan Allen Interiors, Inc., and as a director/trustee of thirty-one mutual funds advised by Merrill Lynch Asset Management, Inc.

Directors Whose Terms Extend Beyond the Meeting

     Bernard A. Girod, age fifty-two, has been Chief Financial Officer of the Company since September 1986, Secretary of the Company since November 1992, Chief Operating Officer of the Company since March 1993, President since March 1994 and a Director of the Company since July 1993. Mr. Girod's term as a Director expires at the 1995 Annual Meeting.

     Alan Patricof, age fifty-nine, has been a Director of the Company since its formation in 1980. Mr. Patricof has been the Chairman of the Board of Patricof & Co. Ventures Inc., New York, New York, a private venture capital firm, since 1969. Mr. Patricof is a director of Cellular Communications, Inc., Cellular Communications International, Datascope Corporation, Inc., and OCOM Corporation. Mr. Patricof's term as a Director expires at the 1995 Annual Meeting.
     Sidney Harman, Ph.D., age seventy-six, has been Chairman of the Board, Chief Executive Officer and a Director of the Company since the Company's founding in 1980. Dr. Harman served as Under Secretary of Commerce of the United States from January 1977 until December 1978. Since 1993, Dr. Harman has been a director of Foamex International Inc. Dr. Harman's term as a Director expires at the 1996 Annual Meeting.

     Shirley Mount Hufstedler, age sixty-nine, has been a Director of the Company since September 1986. Ms. Hufstedler is and has been for the past thirteen years in private law practice with the firm of Hufstedler & Kaus in Los Angeles, California. She served as Secretary of Education of the United States from 1979 to 1981 and as a judge on the United States Court of Appeals for the Ninth Circuit from 1968 to 1979. Ms. Hufstedler is a Director of US West, Inc. and Hewlett-Packard Company. Ms. Hufstedler's term as a Director expires at the 1996 Annual Meeting.



                                2

     THE BOARD OF DIRECTORS, ITS COMMITTEES AND COMPENSATION

     The Board of Directors of the Company held four meetings during the 1994 fiscal year. The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation and Option Committee (the "Compensation Committee"). The Company does not have a standing committee on nominations. All Directors attended at least seventy-five percent of the meetings of the Board of Directors and the committees on which such Directors served.

     The Executive Committee, which held six meetings during the 1994 fiscal year, presently consists of Dr. Harman and Mr. Girod and contains one vacancy. The Executive Committee is empowered to exercise all of the power and authority of the Board of Directors in the management of the business affairs of the Company when the full Board of Directors is not in session, except those which may not be delegated to it under the Company's Restated and Amended Certificate of Incorporation or Bylaws, and has been delegated certain authority by the Board of Directors with respect to matters relating to the Company's 1987 Executive Incentive Plan, the 1992 Plan and retirement plans.

     The Audit Committee currently consists of Ms. Hufstedler and Messrs. Meyer and Patricof. The Audit Committee, which held two meetings during the 1994 fiscal year, reviews the results of the annual audit with the Company's independent auditors and the adequacy of the Company's internal accounting controls and practices, and recommends to the Board of Directors the independent auditors to be retained by the Company.

     The Compensation Committee currently consists of Ms. Hufstedler and Messrs. Meyer and Patricof. The Compensation Committee held four meetings during the 1994 fiscal year. The Compensation Committee establishes compensation each year for the Chief Executive Officer and the other top executive officers and reviews with the Chief Executive Officer the compensation of the Company's other executive officers. The Compensation Committee has been delegated certain authority by the Board of Directors with respect to matters relating to the Company's 1987 Executive Incentive Plan, the 1992 Plan and retirement plans.

     Non-officer Directors receive an annual fee of $15,000 plus $1,500 for each Board meeting attended. The Company does not pay fees to Directors who also serve as officers of the Company or its subsidiaries. The Company reimburses all Directors for expenses incurred for attending meetings.

     Under the 1992 Plan, immediately following each annual meeting of stockholders, each incumbent non-officer Director who continues to serve on the Board of Directors receives a stock option to purchase 1,500 shares of Common Stock and is eligible to receive additional options if the Company achieved a certain Return on Consolidated Equity (as that term is defined in the 1992 Plan) for the previous fiscal year. If the Company achieved a Return on Consolidated Equity of at least ten percent but less than fifteen percent, each non-officer Director receives an option to purchase 750 shares of Common Stock. If the Company achieved a Return on Consolidated Equity of fifteen percent or more, each non-officer Director receives an option to purchase 1,500 shares of Common Stock.

     In November 1993, pursuant to the terms of the 1992 Plan, each non-officer Director received stock options to purchase 1,500 shares of Common Stock and, because the Company achieved a 10.1% Return on Consolidated Equity for fiscal 1993, additional stock options to purchase 750 shares of Common Stock. Similarly, immediately after the Meeting, each non-officer Director will receive stock options to purchase 1,500 shares of Common Stock and, because the Company achieved a 15.0% Return on Consolidated Equity for fiscal 1994, additional stock options to purchase 1,500 shares of Common Stock.

     The exercise price of any option granted to a non-officer Director under the 1992 Plan is equal to the fair market value of the Common Stock on the date of grant. Each such option vests at a rate of twenty percent per annum and expires ten years from the date of grant.

                                3

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of August 1, 1994, certain information with respect to the following persons: (a) all stockholders known by the Company to be the beneficial owners of more than five percent of the Common Stock, (b) each of the Company's current Directors, (c) the Company's Chief Executive Officer and the four other most highly paid executive officers of the Company, and (d) all of the Company's Directors and executive officers as a group. Certain information in the table is based upon information contained in filings made by the beneficial owner of Common Stock with the Securities and Exchange Commission.

                              Amount and Nature of     Approximate
     Name                     Beneficial Ownership (1)   Percent
     ----                     --------------------     -----------
Sidney Harman                     2,987,600 (2)           19.4%
     Harman International
       Industries, Incorporated
     1101 Pennsylvania Avenue, N.W.
     Suite 1010
     Washington, D.C. 20004
FMR Corp.                         1,814,360 (3)           12.0%
     82 Devonshire Street
     Boston, Massachusetts 02109
Wanger Asset Management, L.P.       994,000 (4)            6.6%
     227 West Monroe
     Suite 3000
     Chicago, Illinois 60606
Acorn Investment Trust              754,000 (4)            5.0%
     227 West Monroe Street
     Suite 3000
     Chicago, Illinois 60606
Bernard A. Girod                     50,975                *
Alan J. Patricof                     23,451 (5)            *
Shirley M. Hufstedler                 6,300                *
Edward H. Meyer                       5,067                *
Gregory P. Stapleton                 38,474                *
Thomas Jacoby                         8,400                *
F. Michael Budd                       7,889                *

All Directors and executive officers
  as a group (15 persons)         3,173,411               20.4%
                                  =========               =====
__________________
* Less than one percent

(1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock beneficially owned. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Accordingly, the beneficial ownership amounts include shares of Common Stock that may be acquired pursuant to stock options exercisable within 60 days from August 1, 1994, by the following stockholders in the indicated amounts: Dr. Harman (364,500 shares), Mr. Girod (19,500 shares), Mr. Patricof (8,000 shares), Ms. Hufstedler (5,000 shares), Mr. Meyer (2,600 shares), Mr. Stapleton (32,000 shares), Mr. Jacoby (6,500 shares), Mr. Budd (5,200 shares) and all Directors and executive officers as a group (466,600 shares).
                                4

(2) Includes 1,939,250 shares held in a trust for which Dr. Harman has sole dispositive and sole voting power; 272,340 shares held in an irrevocable trust for various family members for which the trustee has sole voting and dispositive power; 408,510 shares held in two irrevocable trusts for various family members for which Dr. Harman has sole voting power but shared dispositive power; and 3,000 shares held by family members for which Dr. Harman has no voting power or dispositive power and disclaims beneficial ownership. The 364,500 shares subject to stock options described above include a premium/performance option (the "Option") to purchase 300,000 shares that the Board of Directors granted to Dr. Harman on November 9, 1993. As described more fully on pages 7-8, the Option is immediately exercisable at graduated premiums over the closing price of the stock on the date of grant and is subject to cancellation (and any shares issued as a result of the exercise of the Option is subject to repurchase), if certain performance criteria are not met.

(3) Includes 115,560 shares held in an institutional account managed by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., with respect to which FMR Corp. has sole dispositive power, sole voting power of 101,860 shares and no voting power of 13,700 shares; 1,682,800 shares held by several investment companies for which Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., serves as investment adviser and for which FMR Corp. has sole dispositive power but no voting power; 2,000 shares held by various investment companies and certain institutional investors for which Fidelity International Limited serves as investment adviser and for which Fidelity International Limited has sole voting and sole dispositive power; and 14,000 shares beneficially owned by Edward C. Johnson 3rd, Chairman of the Board of Directors and the beneficial owner of 34% of the outstanding common stock of FMR Corp. The shares of Common Stock beneficially owned by Mr. Johnson include 10,000 shares for which Mr. Johnson has sole voting and sole dispositive power and 4,000 shares for which Mr. Johnson has neither voting nor dispositive power, but which he beneficially owns due to his status as beneficiary of a trust or as a trustee of trusts established for the benefit of various family members. Mr. Johnson is also deemed to be a beneficial owner of the 1,798,360 shares of Common Stock beneficially owned by wholly-owned subsidiaries of FMR Corp. set forth above, by virtue of his position as Chairman of the Board and beneficial owner of 34% of the outstanding shares of FMR Corp.

(4) Wanger Asset Management, L.P. and Wanger Asset Management, Ltd. (the sole general partner of Wanger Asset Management, L.P.) had shared voting power and shared dispositive power over 984,000 shares, of which 754,000 shares are held by Acorn Investment Trust, Series Designated Acorn Fund for which Wanger Asset Management, L.P. serves as investment adviser.

(5)  Includes 2,120 shares beneficially owned by Patricof & Co.
     Ventures, Inc., a corporation controlled by Mr. Patricof.

                                5

         REPORT OF THE COMPENSATION AND OPTION COMMITTEE
                    ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for implementing the Company's executive compensation program. The Compensation Committee has been delegated this authority by the Board of Directors, and thereby makes determinations regarding the compensation of the Company's executive officers. The Compensation Committee has also been delegated the authority to administer the Company's stock incentive plans, in particular with respect to awards to executive officers. The Compensation Committee is comprised entirely of the Company's outside, non-employee Directors:
Shirley Mount Hufstedler, Edward Meyer and Alan Patricof. See "The Board of Directors, Its Committees and Compensation."

     The key elements of the Company's executive compensation program consist of (a) base salaries which are determined based upon concerns of competitive pay and performance; (b) cash bonus awards which are driven solely by performance; and (c) ownership of stock options to align the interests of management with those of stockholders. Each of these elements is discussed in more detail below.

Annual Cash Compensation

     Salary. Decisions with respect to base salaries are typically made before the beginning of each fiscal year and are based upon two factors -- considerations of competitive pay and of pay for performance, with more weight given to setting competitive salaries. The Company conducts its business in an increasingly competitive industry, and while pursuing a high-growth strategy, recognizes that it operates in a competitive global marketplace where the best people are in great demand.
Because the Company seeks to attract and retain the best people -
- - - people with demonstrated skills and experience -- the Company's competitive pay structure is evaluated and set against market data developed based upon compensation practices by industry competitors, companies of comparable size, high growth companies and successful global marketing companies.

     For fiscal year 1994, the Compensation Committee set base salaries for the top four executive officers in July 1993, based upon competitive pay information accumulated by the Company's Vice President, Human Resources, but also once a complete review of the Company's results of operations for the 1993 fiscal year could be undertaken by the Compensation Committee. The competitive pay information was derived in part from data furnished by outside compensation consulting firms which surveyed the compensation practices of companies (1) in the electrical and electronics industry and (2) high-growth companies. Although this survey group is different from the group used by the Company for comparing stock performance (see "Stock Price Performance Graph"), the Compensation Committee believes that the survey group offers more reliable information for compensation practices. In setting compensation for individual executive officers, the Company and the Compensation Committee sought to establish base salaries at the 50th - 75th percentile, consistent with the Company's competitive pay goals. The salary changes for fiscal year 1994 reflected changes in the survey group, but also responded to the significant improvement in performance at every level of the Company, both in sales and earnings, and on the achievement of individual performance objectives.

     Bonus Award Plan. Cash bonus awards are typically set following the end of each fiscal year, and are based entirely upon performance. Performance is measured in three ways. First, annual bonus awards focus on current fiscal year financial performance and continuous improvement. Award levels for the executive officers vary and are based on corporate or group earnings. Second, and most importantly, annual bonus awards are based upon the attainment of personal performance objectives established by the individual officer and approved by management. Individual performance objectives vary from officer to officer, and include financial objectives for appropriate business units (such as earnings, asset management and sales growth), other business objectives (such as timely introduction of new products and the communication of new technologies and processes among business units) and personal development objectives (such as attention to personal and professional development, and effective interaction with other business units). Similarly, these individual performance objectives are incorporated annually into the Company's business plan developed by
                                6
management and approved by the Board of Directors. Finally, the bonus award program also contemplates discretionary rewards for exemplary individual performance in the form of a discretionary bonus which is recommended by the Chief Executive Officer and approved by the Compensation Committee.

     Consistent with past practice, bonus awards for the Company's top four officers were set by the Compensation
Committee in September 1994 based on fiscal year 1994 performance. Bonus awards for Messrs. Girod, Stapleton, Jacoby and Budd for the 1994 fiscal year were awarded based upon the extraordinary performance of the Company and the Automotive OEM, Consumer and Manufacturing Groups, respectively.

Equity Based Compensation

     The Company's stock option program reinforces the Company's long term commitment to increasing shareholder value by aligning executive officers' long-term interests with those of the shareholder. Executive officers and key employees of the Company are eligible to participate in the Company's stock option plan. The amount of stock options awarded to executive officers is determined based upon a discretionary recommendation made by the Chief Executive Officer and approved by the Compensation Committee. The Chief Executive Officer usually bases the amount of awards upon his assessment of officer performance and the need for future long-term incentive which is offered by stock options. On July 1, 1993, the Compensation Committee approved the Chief Executive Officer's recommendations and granted options to purchase 15,000, 10,000, 5,000 and 7,500 shares of Common Stock to each of Messrs. Girod, Stapleton, Jacoby and Budd, respectively at an exercise price of $20.75 per share, the fair market value of the Common Stock on the date of grant of the options.

Fiscal 1994 Compensation for Chairman and Chief Executive Officer


     In July 1993, after reviewing performance by the Company during the 1993 fiscal year, the Compensation Committee awarded Dr. Harman a pay increase of $75,000 or 17.6% of his January, 1993 salary, effective July 1, 1993. This increase, while consistent with the competitive pay information developed from the survey group discussed above, was based in large part upon the impressive results of the Company during fiscal year 1993 in sales, earnings and shareholder value which the Compensation Committee attributes largely to the leadership provided by Dr. Harman. In fiscal 1993, the Company earned $11.2 million on sales of $664.9 million and the value of the Company's stock nearly doubled.

     In July 1994, following a review of Company and individual performance during fiscal year 1994, the Compensation Committee awarded Dr. Harman a bonus of $600,000, taking into account his continuing personal contributions to the Company's 1994 fiscal year performance. In fiscal 1994, the Company earned $25.7 million (compared to $11.2 million in fiscal 1993) on sales of $862.1 million (compared to sales of $664.9 million in fiscal
1993). Since June 30, 1993 through September 16, 1994, the value of the Company's stock increased more than 50%. In addition, on July 1, 1993, the Compensation Committee granted options to 120 officers and key employees at the Company to purchase 226,750 shares of Common Stock at $20.75. Dr. Harman received an option to purchase 25,000 shares, or approximately 11% of the total shares subject to options granted on July 1, 1993.

     As a result of Dr. Harman's extraordinary contributions to the Company's success during the past three years and, in order to retain his services and to provide him with a long-term performance incentive to increase shareholder value, on November 9, 1993, the Compensation Committee granted Dr. Harman a premium/performance option to purchase 300,000 shares of Common Stock that was immediately exercisable at graduated premiums over the closing price of the stock on the date of grant, which price was $22.625 per share. The five 60,000 share tranches underlying the option are priced at $24.89 per share (a 10% premium), $27.15 per share (a 20% premium), $29.41 per share (a 30% premium), $31.68 per share (a 40% premium) and $33.94 per share (a 50% premium), respectively, resulting in an average exercise price of $29.41. In addition, the option is subject to cancellation, and any shares issued as a result of the exercise of the option are subject to repurchase, if certain performance criteria are not met by the end of the fiscal year ending June 30, 2001. The performance criteria require either a compounded annual increase of 13% in earnings per share per year (resulting in earnings per share of $3.76 per share in the fiscal year ending June 30, 2001) or a compounded annual increase of 13% in the price of the Common Stock (resulting in a stock price of $53.24 per share at June 30, 2001), with certain lapses in the repurchase right for better performance.

     The base salary, the bonus award and the stock option grants were each determined by the Compensation Committee to be appropriate based on the Company's basic compensation performance criteria as well as Dr. Harman's leadership in orchestrating a turnaround in the Company's earnings over the past three years and in repositioning the Company to take advantage of emerging domestic and international long-term growth opportunities.

Limit on Deductibility of Certain Compensation

     It is the responsibility of the Compensation Committee to address issues raised by a recent change in the federal income tax laws that made certain non-performance based compensation to executive officers of public companies in excess of $1 million non-deductible to such companies in taxable years beginning after January 1, 1994. The Compensation Committee, as well as the full Board of Directors, has approved a performance-based compensation plan for the Company's Chief Executive Officer, who, it is anticipated, may receive over $1 million in compensation in fiscal 1995. If the stockholders approve the Chief Executive Officer Incentive Plan (Item 2 on the Proxy Card), compensation that the Company's Chief Executive Officer receives under such plan would be deductible for the Company for Federal income tax purposes.

Status of Report

     The foregoing report on 1994 Executive Compensation was provided by the Compensation Committee and shall not be deemed to be "soliciting material," or to be "filed" with the Commission or subject to Regulation 14A promulgated by the Commission or
Section 18 of the Securities Exchange Act of 1934.


     Shirley Mount Hufstedler
     Edward Meyer
     Alan Patricof

                  STOCK PRICE PERFORMANCE GRAPH


     The following graph compares cumulative total returns (assuming reinvestment of dividends) on the Common Stock, the S&P Composite-500 Stock Index and a peer company index (based on the Company's Standard Industrial Code) for the five-year period ending June 30, 1994. This stock price performance graph assumes that the value of the investment in the Common Stock and each index was $100 on July 1, 1989. Through June 30, 1994, no dividends were paid on the Common Stock. However, on August 15, 1994 the Company paid a dividend of $0.04 per share of Common Stock to each holder of record as of July 29, 1994. The stock price performance shown on the graph below is not necessarily indicative of future price performance.









                       [STOCK PRICE GRAPH]

 PROPOSAL TO APPROVE THE CHIEF EXECUTIVE OFFICER INCENTIVE PLAN
                     (Item 2 on Proxy Card)

     On August 30, 1994, the Compensation Committee adopted the Chief Executive Officer Incentive Plan (the "CEO Plan") and recommended its approval and adoption by the Company's full Board of Directors, which, on the same day, duly approved and adopted the CEO Plan and recommended its approval by the stockholders.
If approved by the stockholders, the CEO Plan would provide "performance-based" compensation to the Company's Chief Executive Officer.

     Provisions of the CEO Plan are summarized below. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the CEO Plan, a copy of which is attached hereto as Exhibit A.

     Participation in the CEO Plan is limited to the Company's Chief Executive Officer. Under the CEO Plan, an annual cash bonus will be paid to the Company's Chief Executive Officer only if a targeted return on shareholder equity goal ("Return on Shareholder Equity Goal") has been met for the year. The CEO Plan will be administered by the Compensation Committee.

     At the beginning of each fiscal year, the Compensation Committee will establish (a) the Return on Shareholder Equity Goal for the year and (b) the maximum cash award ("the Award Amount"), which is payable to the Company's Chief Executive Officer if the goal is met for the year. At the end of the year, the Committee will certify whether the Return on Shareholder Equity Goal has been met for the year. If the goal has been met, the Compensation Committee retains the discretion to reduce the Award Amount for the year based upon subjective factors. The Compensation Committee, however, does not have the discretion to increase the Award Amount, and under no circumstance can the Award Amount for a given year exceed $1 million.

     It is intended that the Award Amount paid to the Chief Executive Officer under the CEO Plan will constitute "performance-based" compensation as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").
Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's top executives. Performance-based compensation is not taken into account in determining whether the $1 million threshold has been exceeded.

     The Company will not implement the CEO Plan without the requisite stockholder approval. If the stockholders approve the CEO Plan, it will become effective as of July 1, 1994, and remain effective until June 30, 1997, subject to the right of the Board of Directors to terminate the CEO Plan, on a prospective basis, at any time.

The Board of Directors recommends a vote "FOR" the CEO Plan.

      PROPOSAL TO AMEND AND RESTATE THE 1992 INCENTIVE PLAN
                     (Item 3 on Proxy Card)

     On November 10, 1992, the stockholders of the Company adopted the 1992 Plan, which provides for the granting of stock options and other benefits to officers, key employees and consultants of the Company and its subsidiaries.

     The Board of Directors believes that it is in the best interests of the Company to continue the 1992 Plan and recommends that the stockholders approve an amendment and restatement of the 1992 Plan to (i) increase the maximum aggregate number of shares of Common Stock subject to issuance under the 1992 Plan from 500,000 to 900,000 shares, and (ii) limit the granting of stock options (or stock appreciation rights) to any one eligible individual to stock options (or stock appreciation rights) for no more than 300,000 shares of Common Stock in any one fiscal year.


     The provisions of the 1992 Plan, as amended and restated, are summarized below. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the 1992 Plan, a copy of which is attached hereto as Exhibit B.

Administration

     The 1992 Plan is administered by the Compensation Committee, which has been delegated the authority by the Board of Directors to grant options or other awards pursuant to the 1992 Plan to officers, key employees and consultants of the Company and its subsidiaries. The Compensation Committee also makes any other determinations necessary or advisable for the administration of the 1992 Plan, including interpretation of the 1992 Plan and related agreements and other documents; provided that the full Board of Directors makes all determinations with respect to grants to non-officer directors. The Compensation Committee consists of not less than three non-officer directors who are "disinterested persons" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

Grants to Non-Officer Directors

     The 1992 Plan provides that any person who becomes a non-officer member of the Board of Directors after November 10, 1992, shall be granted an option to purchase 3,000 shares of Common Stock on the date such person first becomes a non-officer director. In addition, immediately following each annual meeting of stockholders, each incumbent non-officer director who continues to serve on the Board of Directors is granted an option to purchase 1,500 shares of Common Stock.

     The 1992 Plan further provides that each non-officer director is eligible to receive additional options if the Company achieves a certain Return on Consolidated Equity in any fiscal year. In the event of a Return on Consolidated Equity of at least ten percent but less than fifteen percent, each non-officer director shall receive an option to purchase 750 shares of Common Stock. In the event of a Return on Consolidated Equity of fifteen percent or more, each non-officer director shall receive an option to purchase 1,500 shares of Common Stock.

     The exercise price of each option granted to a non-officer director under the 1992 Plan will be equal to the fair market value of the Common Stock on the date of each annual meeting of stockholders. Each such option shall vest at the rate of twenty percent per annum and expire ten years from the date of grant.

Common Stock and Performance Units Subject to the Plan

     The Company has reserved from its authorized but unissued shares of Common Stock 900,000 shares for grants or awards pursuant to the 1992 Plan. Subject to certain adjustments as provided in the 1992 Plan, as amended, the number of shares that may be issued or transferred under the 1992 Plan shall not exceed in
                               11
the aggregate 900,000 shares of Common Stock. Shares to be issued may be of original issuance or shares held in treasury or a combination of the two. For the purpose of determining the shares available under the 1992 Plan, Restricted Stock is considered to be issued or transferred only at the earlier of the time when it ceases to be subject to a substantial risk of forfeiture or the time when dividends are paid to the holder of the award. The 1992 Plan limits the aggregate amount that may be paid by the Company in satisfaction of a performance unit. Eligibility

     Executive officers (currently 12), employees (approximately 6,800), and consultants of the Company and its subsidiaries may be granted options or other awards by the Compensation Committee. Non-officer directors of the Company will be ineligible to receive grants or awards under the 1992 Plan, except for the automatic grants of options to purchase shares of Common Stock described above.

Plan Benefits

     The table sets forth the stock options that were granted to each of the following persons or groups under the 1992 Plan in fiscal 1994 and since inception of the 1992 Plan on November 10, 1992.

                Plan Benefits Previously Granted

                                               Number of Stock Options
                                             --------------------------
                                   Dollar    Fiscal    Nov. 10, 1992-
     Name and Position              Value     1994     Sept. 16, 1994
     -----------------             -------   ------    --------------
Sidney Harman..........................  (1) 300,000       300,000
  Chairman and Chief Executive Officer
Bernard A. Girod.......................  ---     ---           ---
  President, Chief Operating Officer,
  Chief Financial Officer and Secretary
Gregory P. Stapleton...................  ---     ---           ---
  President-Automotive OEM Group
Thomas Jacoby..........................  ---     ---           ---
  President-Consumer Group
F. Michael Budd........................  ---     ---           ---
  President-Manufacturing Group
Executive Officer Group................  (1) 300,000       300,000
Non-Officer Director Group.............  (2)   2,250        15,250
Non-Executive Officer Employee Group
  and Consultants......................  (2)  22,500        24,500
__________________

(1) As described more fully on pages 7-8, the stock options granted to Dr. Harman are immediately exercisable at graduated premiums over the closing price of the stock on the date of grant and are subject to cancellation (and any shares issued as a result of the exercise of the Options are subject to repurchase), if certain performance criteria are not met.

(2) Stock options are granted under the 1992 Plan at exercise prices equal to or exceeding the fair market value of the Common Stock on the date of grant. The actual value, if any, a person may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. On September 16, 1994, the last reported closing price of the Common Stock on the New York Stock Exchange was $32.00.

     The number of stock options to be granted in the future under the 1992 Plan, as amended and restated, is not determinable for the above persons or groups, except non-officer Directors.
As discussed above, pursuant to the 1992 Plan, each non-officer Director receives (i) options to purchase 1,500 shares of Common Stock in each year he or she continues to serve as a non-officer Director and (ii) additional options if the Company achieves a certain Return on Consolidated Equity in any fiscal year.

Option Rights

     Options may be granted which entitle the optionee to purchase Common Stock at a price equal to not less than the fair market value at the date of grant. The option price is payable in cash at the time of exercise; by the transfer to the Company of nonforfeitable unrestricted Common Stock owned by the optionee having a value at the time of exercise equal to the option price; any other legal consideration the Committee may deem appropriate; or a combination of such payment methods. Any grant may provide for deferred payment of the option price from the proceeds of sale through a bank or broker of some or all of the Common Stock to which the exercise relates. Successive grants may be made to the same optionee whether or not options previously granted remain unexercised. The Compensation Committee may cancel options and re-grant new options, as well as determine to limit, waive or modify any limitation or requirement with respect to any award under the 1992 Plan. The 1992 Plan does not require holding an option for a specified period and would permit immediate sequential exchanges of Common Stock at the time of exercise of options.

     No option right may be exercisable more than ten years from the date of grant. Each grant to an employee provides for termination of the option upon the termination of employment with the Company or any subsidiary and may provide for the earlier exercise of such option rights in the event of a "change of control" of the Company or other similar transaction or event. Successive grants may be made to the same optionee whether or not option rights previously granted remain unexercised.

     Option rights may constitute (i) incentive stock options or other options which may be intended to qualify under particular provisions of the Code, as in effect from time to time, (ii) non-qualified options which are not intended to so qualify, or (iii) combinations of the foregoing. The 1992 Plan, as amended and restated, provides that no 1992 Plan participant may be granted stock options (or stock appreciation rights) for more than 300,000 shares of Common Stock in any one fiscal year.

Stock Appreciation Rights

     Stock appreciation rights which provide optionees an alternative means of realizing the benefits of option rights may be granted in tandem with options. The holder of a stock appreciation right may, in lieu of exercising all or any part of his option rights, receive from the Company an amount equal to one hundred percent, or such lesser percentage as the Compensation Committee may determine, of the spread between the option price and the current value of the optioned shares.

     Any grant of stock appreciation rights may specify that the amount payable upon exercise thereof may be paid by the Company in cash, in shares of Common Stock, or in any combination thereof, and may either grant to the optionee or retain in the Compensation Committee the right to elect among those alternatives. If the stock appreciation right provides that the optionee may elect to receive payment in either cash or shares of Common Stock, an election to receive cash in whole or in part will be subject to the approval of the Committee at the time of such election.

     The Compensation Committee may specify that the amount payable upon exercise of a stock appreciation right may not exceed a maximum specified by the Board of Directors at the date of grant and may specify waiting periods before exercise and permissible exercise dates or periods. A stock appreciation right will not be exercisable except at a time when the related option right is also exercisable and when the spread is positive. Stock appreciation rights may include such other terms and provisions, consistent with the 1992 Plan, as the Compensation Committee may approve. The 1992 Plan also permits the Compensation Committee to grant stock appreciation rights that are exercisable only upon a Change in Control.

Restricted Stock

     A grant of restricted stock involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of Common Stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares. Such transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value, as the Compensation Committee may determine.

     Each grant of restricted stock will be subject for a period of time determined by the Compensation Committee to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. For example, a grant of restricted stock may provide that such stock will be forfeited if the participant ceases to serve the Company as an officer or key employee prior to the expiration of a specified period. In order to enforce these forfeiture provisions, the transferability of restricted stock will be prohibited or restricted in a manner and to the extent prescribed by the Compensation Committee for the period during which the forfeiture provisions are in effect. The Compensation Committee may provide for the earlier termination of the forfeiture provisions in the event of a change in control of the Company.

Performance Units

     A performance unit is the equivalent of $100. Upon any award of performance units, a participant will be given an achievement objective ("Management Objective") to meet within a specified period determined by the Compensation Committee on the date of grant ("Performance Period"). A minimum level of acceptable achievement also will be established ("Minimum"). If by the end of the Performance Period the participant has achieved the specified Management Objective, he or she will be deemed to have fully earned the performance unit. If the participant has not achieved the Management Objective but has attained or exceeded the Minimum, he or she will be deemed to have partly earned the performance unit (such part to be determined in accordance with a formula). To the extent earned, the performance unit will be paid to the participant, at the time and in the manner determined by the Compensation Committee, either in cash or Common Stock or a combination thereof. Any award of performance units may specify that the performance unit may become payable in the event of a Change in Control of the Company.

     Management Objectives may be described either in terms of Company-wide objectives or objectives that are related to performance of the division, subsidiary, department or function with the Company or a subsidiary in which the participant is employed. The Compensation Committee may adjust any Management Objective and the related Minimum if, in the sole judgment of the Compensation Committee, events or transactions after the date of grant which are unrelated to the participant's performance have effected the Management Objective or the Minimum.

Federal Income Tax Consequences

     The following is a brief summary of certain of the federal income tax consequences to individuals receiving grants or awards under the 1992 Plan. The following summary is based upon federal income tax laws in effect on January 1, 1994 and is not intended to be complete or to describe any state or local tax consequences.

     Non-Qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at exercise, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at sale, appreciation (or depreciation) after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. If shares of Common Stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

     If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss), depending on the holding period.

     Stock Appreciation Rights. No income will be recognized by an optionee in connection with the grant of a stock appreciation right. When the appreciation right is exercised, the optionee normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.

     Restricted Stock. The recipient of shares of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"). However, a recipient who so elects under
Section 83(b) of the Code within thirty days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock subject to Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

     Performance Units. No income generally will be recognized upon the grant of performance units. Upon payment in respect of the earn-out of performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received.

     Special Rules Applicable to Officers and Directors. In limited circumstances where the sale of stock received as a result of a grant or award could subject an officer or director to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless an election under Section 83(b) of the Code has been made, the principal difference (in cases where the officer or director would otherwise be currently taxed upon his receipt of the stock) usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but no longer than six months.

     Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the participant's employer should be entitled to a corresponding deduction, provided, among other things, (i) such income meets the test of reasonableness, is an ordinary and necessary business expense, and is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation and (ii) any applicable withholding obligations are satisfied.

Accounting Treatment

     Stock appreciation rights and performance units will require a charge against income of the Company each year representing appreciation in the value of such benefits which it is anticipated will be exercised or paid. In the case of stock appreciation rights, such charge is based on the excess of the current market price of the Common Stock over the option price specified in the released option rights; in the case of performance units, such charge is based on the dollar amount expected to be paid at the end of the Performance Period. Restricted stock will require a charge against income equal to the fair market value of the awarded shares at the time of award less the amount, if any, paid by the participants. Such charge generally is spread over the period during which the related services are performed.

Amendment

     With the exception of certain provisions relating to automatic option grants to non-officer directors, the 1992 Plan may be amended from time to time by the Board of Directors, but without further approval by the stockholders no such amendment shall (i) increase the maximum number of shares of Common Stock that may be issued or delivered thereunder or increase the number of performance units that may be paid, (ii) change the definition of persons eligible to participate in the 1992 Plan, or (iii) otherwise cause Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 to cease to be applicable to the 1992 Plan. In no event shall the provisions of Section 8 of the 1992 Plan relating to the amount, price or timing of options be amended more than once every six months except to comport with changes in the Internal Revenue Code or the regulations thereunder.

Miscellaneous

     No option or stock appreciation right is transferable by an optionee except upon death, by will or the laws of descent and distribution. Options and stock appreciation rights are exercisable during the optionee's lifetime only by the optionee.

     The maximum number of shares of Common Stock that may be issued and delivered under the 1992 Plan, the number of shares covered by outstanding options and stock appreciation rights, and the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants and similar events.

The Board of Directors recommends a vote "FOR" the amendment and restatement of the 1992 Plan.

                 COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

     The following table discloses compensation received by the Company's Chief Executive Officer and the four other most highly paid executive officers for the three fiscal years ended June 30, 1994:

                             Annual Compensation       Long Term Compensation
                         ----------------------------  ------------------------
                                                       Options
Name and Principal  Fiscal                             Granted   All Other
Position             Year Salary    Bonus     Other(1) (shares) Compensation(2)
- - ------------------   ----  ----------------  --------- -------   ----------
Sidney Harman        1994$500,000  $600,000  $90,385(3)325,000    $  2,747
  Chairman of the Board 1993 425,000 300,000  80,240(4)    ---      13,918
    and Chief Executive 1992 385,000 150,000     N/A    70,000         N/A
    Officer

Bernard A. Girod     1994 275,000   250,000      ---    15,000       3,466
  President, Chief   1993 220,000   127,000      ---       ---       9,791
    Operating Officer, 1992 190,000  50,000      N/A    25,000         N/A
    Chief Financial
    Officer and
    Secretary

Gregory P. Stapleton 1994 245,000   200,000      ---    10,000       3,229
  President -        1993 207,000   125,000      ---    10,000      16,130
    Automotive OEM   1992 182,000    36,225      N/A    25,000         N/A
    Group

Thomas Jacoby        1994 200,000   125,000      ---     5,000       3,358
  President - Consumer 1993 160,000  90,000      ---    10,000       8,870
    Group            1992 141,000    43,500      N/A       ---         N/A

F. Michael Budd      1994 210,000   100,000      ---     7,500       3,372
  President -        1993 195,000    75,000      ---       ---      12,889
    Manufacturing Group 1992 182,500  15,000     N/A     7,500         N/A
__________________

(1) Excludes perquisites and other personal benefits, unless the aggregate amount of such compensation is at least $50,000 or 10% of the total annual salary and bonus reported for the named executive officer. Pursuant to the transitional provisions set forth in the proxy rules, amounts for Other Annual Compensation are excluded for fiscal 1992.

(2) The amounts in All Other Long Term Compensation represent Company contributions for each of the named executive officers into the Company's Retirement Savings Plan. Pursuant to the transitional provisions set forth in the proxy rules, amounts for All Other Long Term Compensation are excluded for fiscal 1992.

(3) Includes $44,566 representing the aggregate incremental cost to the Company of an automobile purchased for use by Dr.
     Harman to replace the automobile purchased for Dr. Harman during the 1993 fiscal year and subsequently sold.

(4) This amount includes $24,838 and $30,415, representing the aggregate incremental cost to the Company and the total purchase price, respectively, of Company automobiles used by Dr. Harman.

Stock Option Grants in Last Fiscal Year

     The following table contains information concerning the grant of stock options under the Company's 1992 Incentive Plan to the named executive officers during the year ended June 30, 1994.

                                  Individual Grants
                    -------------------------------------------------
                              Percent of
                               Total
                               Options
                              Granted to
                    Number of Employees Exercise
                     Options  in Fiscal   Price    Expiration      Grant Date
     Name            Granted    Year    ($/Share)     Date        Present Value
     ----           --------- --------  --------- -------------    ----------
Sidney Harman..........60,000(1)  10.9%   $24.89   Nov. 8, 2003  $622,800
                    60,000(1)   10.9%      27.15   Nov. 8, 2003   585,600
                    60,000(1)   10.9%      29.41   Nov. 8, 2003   552,000
                    60,000(1)   10.9%      31.68   Nov. 8, 2003   520,200
                    60,000(1)   10.9%      33.94   Nov. 8, 2003   491,400
                    25,000(2)    4.6%      20.75  June 30, 2003   253,250
Bernard A. Girod.......15,000(2)   2.7%    20.75  June 30, 2003   151,950
Gregory P. Stapleton...10,000(2)   1.8%    20.75  June 30, 2003   101,300
Thomas Jacoby.......... 5,000(2)   0.9%    20.75  June 30, 2003    50,650
F. Michael Budd........ 7,500(2)   1.4%    20.75  June 30, 2003    75,975
_________________

(1) Represents stock options granted on November 9, 1993 under the 1992 Plan as long-term performance incentive. The options are exercisable immediately and are subject to cancellation, and any shares issued as a result of the exercise of the options are subject to repurchase, if certain performance criteria are not met by the end of the fiscal year ending June 30, 2001. The performance criteria require either a compounded annual increase of 13% in earnings per share per year (resulting in earnings per share of $3.76 per share in fiscal year ending June 30, 2001) or a compounded annual increase of 13% in the price of the Common Stock (resulting in a stock price of $53.24 per share of June 30, 2001), with certain lapses in the repurchase right for better performance. The options are immediately exercisable at graduated premiums over the closing price of the Common Stock on the date of grant, which price was $22.625 per share.

(2) Represents stock options granted on July 1, 1993 under the 1987 Plan. The exercise price of the options is equal to the fair market value of the Common Stock on the date of grant. The options vest at the rate of 20% annually commencing one year from the date of grant.

(3) Based on the Black-Scholes option pricing model, which requires assumptions to be made about the future movement of the stock price. The Company used the following assumptions to estimate the Grant Date Present Value: an estimated dividend yield of 0.53%, an estimated risk-free interest rate of 7.32%, an estimated volatility of 36.5%, and an option term of 6.732 years, which is the estimated period from time of grant until exercise of the options. There is no assurance that the actual value realized by an executive officer will equal the amounts estimated based upon the Black-Scholes option pricing model.

Stock Option Exercises in Last Fiscal Year and Fiscal Year-End
Option Values

     For each of the named executive officers, the following table shows information about stock options exercised during fiscal 1994 and the value of unexercised options as of June 30, 1994.

                                        Number of Unexercised   Value of Unexercised
                                        Options At Fiscal       In-the-Money Options
                                             Year-End            At Fiscal Year-End
                   Number of            ------------------      --------------------
                Shares Acquired    Value      Exer-      Unexer-      Exer-      Unexer-
Name              On Exercise     Realized   cisable    cisable      cisable     cisable
                  -----------    ---------  ---------   -------      --------    --------
Sidney Harman..........   ---      ---  355,175   71,325    $849,082  $871,414
Bernard A. Girod.......12,800 $206,486   14,000   33,500     169,875   358,875
Gregory P. Stapleton...   ---      ---   27,600   19,400     425,075   181,600
Thomas Jacoby..........   ---      ---    5,100   13,400      60,955   108,350
F. Michael Budd........15,600  241,538      ---   16,400         ---   147,431


Executive Deferred Compensation Plan

     Executives designated by the Board of Directors are eligible to participate in the Company's Executive Deferred Compensation Plan. Participants may elect to defer up to 50% of annual salary and 100% of annual bonus payments. The minimum election is an amount equal to 5% of total annual compensation per year for four years, payable from salary or bonus. Amounts deferred are credited to a Deferral Account. Participants may specify that portions of their account be invested in several types of funds. The Company credits earnings to Deferral Accounts by reference to the rate of return on such funds less one and one-half percent annually. Amounts credited to Deferral Accounts are always 100% vested. After termination of employment, participants receive as a lump sum the balance of their Deferral Accounts, less the cash value of any Company-provided Split Dollar Life Insurance Policy and any outstanding hardship loans made against the Deferral Accounts.

Executive Split-Dollar Insurance Plan

     The Company has an optional Executive Split-Dollar Insurance Plan (the "Insurance Plan") in which executives designated as eligible by the Board of Directors may participate. Under the Insurance Plan, the Company purchases a life insurance policy of which the participant is the owner. The Company retains certain rights under the policy, and a participant may not surrender, borrow against or transfer the policy until the Company releases those rights. While the participant is an employee of the Company, the Company pays annual premiums equal to the participant's deferrals under the Executive Deferred Compensation Plan. Participants gain full rights in the policy upon the occurrence of either of the following: (i) A Security Release Date, which the participant must specify two years in advance in an irrevocable filing with the Company, and on which the participant must be employed or (ii) A Qualifying Termination of Employment, which includes termination for disability, involuntary termination without cause, or termination within 36 months after a change-in-control of the Company. If employment is terminated prior to these events, the participant forfeits the cash value of the policy to the Company but retains ownership of the policy. If a participant attains full policy rights, the Company may cause the participant to withdraw an amount equal to any loan balances owed by the participant to the Company and any tax withholding obligations.

Supplemental Executive Retirement Plan

     The Company maintains a Supplemental Executive Retirement Plan (the "Supplemental Plan") that provides supplemental benefits to certain key executive officers designated by the Board of Directors. Currently, Dr. Harman, Messrs. Girod, Stapleton, Jacoby, Budd and other officers of the Company and certain subsidiaries have been designated as eligible under the Supplemental Plan. The Supplemental Plan provides for retirement benefits based on the average cash compensation (including bonuses) paid to such executive during the five years prior to retirement at age sixty-five. Executive officers that participate in the Supplemental Plan and retire at age sixty-five receive a benefit equal to two percent of such average cash compensation for each year of service up to a maximum benefit of thirty percent of such average cash compensation after fifteen years of service. Benefits are generally in the form of a life annuity which are payable monthly for a period of at least ten years, although the Supplemental Plan permits the Board of Directors to allow payment of the retirement benefit at a retirement date later than age sixty-five and in a form other than a life annuity payable monthly. Benefits under the Supplemental Plan are funded pursuant to specifically allocable insurance contracts, except in the case of Dr. Harman for whom such benefits are a direct obligation of the Company.

     The following table sets forth the annual retirement benefits that would be received under the Supplemental Plan at various compensation levels after the specified years of service:


                                   Years of Service
                    -------------------------------------------------------
     Remuneration      3         6         9         12       15
     ------------   -------   -------   -------   -------   -------
      $250,000      $15,000   $30,000   $45,000   $60,000   $75,000
       300,000       18,000    36,000    54,000    72,000    90,000
       350,000       21,000    42,000    63,000    84,000   105,000
       400,000       24,000    48,000    72,000    96,000   120,000
       450,000       27,000    54,000    81,000   108,000   135,000
       500,000       30,000    60,000    90,000   120,000   150,000
       550,000       33,000    66,000    99,000   132,000   165,000
       600,000       36,000    72,000   108,000   144,000   180,000
       650,000       39,000    78,000   117,000   156,000   195,000
       700,000       42,000    84,000   126,000   168,000   210,500


     Dr. Harman is the only executive officer who has reached age sixty-five and has fully vested retirement benefits under the Supplemental Plan.

     The Supplemental Plan also entitles each participating officer to an additional annual benefit, payable on the participating officer's normal retirement date (age sixty-five), equal to thirty percent of the average cash compensation paid to such officer during the preceding five-year period if such officer terminates employment within three years of a Change in Control. Further, in the event of a Change in Control, a participating officer will become one hundred percent vested in Supplemental Plan retirement benefits if, within three years after such Change in Control, the Supplemental Plan is terminated, such officer's designation as a participating officer is revoked or any participating officer's accrued or projected benefits are eliminated or substantially reduced.

     The Supplemental Plan provides for a pre-retirement death benefit for participating executive officers. The amount of this benefit is equal to twice the highest annual cash compensation, excluding bonuses, paid to the participating executive officer during his employment with the Company. Dr. Harman is not entitled to pre-retirement death benefits under the Supplemental Plan.

     Finally, the Supplemental Plan provides for termination benefits for each participating officer who retires or terminates employment (whether voluntarily or involuntarily) subsequent to age fifty-five, but prior to age sixty-five with at least fifteen years of service. After fifteen years of service, a participating officer is entitled to termination benefits equal to fifteen percent of the average cash compensation (including bonuses) paid to such officer during the five years prior to the termination of such officer's employment. That percentage increases three percent for each additional year of service, with a maximum benefit equal to thirty percent of such compensation after twenty years of service.

     The following table sets forth the annual termination benefits that would be received under the Supplemental Plan at various compensation levels after the specified years of service:


                                         Years of Service
               --------------------------------------------------------------------
Remuneration      15        16        17        18        19        20
- - ------------   --------  --------  --------  --------  --------  --------
 $250,000      $ 37,500  $ 45,000  $ 52,500  $ 60,000  $ 67,500  $ 75,000
  300,000        45,000    54,000    63,000    72,000    81,000    90,000
  350,000        52,500    63,000    73,500    84,000    94,500   105,000
  400,000        60,000    72,000    84,000    96,000   108,000   120,000
  450,000        67,500    81,000    94,500   108,000   121,500   135,000
  500,000        75,000    90,000   105,000   120,000   135,000   150,000
  550,000        82,500    99,000   115,500   132,000   148,500   165,000
  600,000        90,000   108,000   126,000   144,000   162,000   180,000
  650,000        97,500   117,000   136,500   156,000   175,500   195,000
  700,000       105,000   126,000   147,000   168,000   189,000   210,000


     No executive officer has vested termination benefits under the Supplemental Plan. Messrs. Girod, Stapleton, Jacoby and Budd have seven years, six years, fourteen years, and five years, respectively, of service with the Company. All benefits payable under the Supplemental Plan are subject to deductions for Social Security and Federal, state and local taxes.

     In the event a participant terminates employment within three years following a Change in Control (as defined in the Supplemental Plan) but prior to the participant's Normal Retirement Date (as defined in the Supplemental Plan), the Supplemental Plan provides that benefits payable thereunder shall be paid on the participant's Normal Retirement Date.
Supplemental Plan also indemnifies participants in the Supplemental Plan for legal fees and expenses incurred to enforce the Supplemental Plan following a Change in Control.

                      INDEPENDENT AUDITORS

     KPMG Peat Marwick served as the independent auditors of the Company for the fiscal year ended June 30, 1994 and has been selected by the Board of Directors to serve as the Company's independent auditors for the year ending June 30, 1995. Representatives of the firm of KPMG Peat Marwick are expected to be present at the Meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.


          STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING Stockholders who wish to submit a proposal for consideration at the 1995 Annual Meeting should submit the proposal in writing to the Company at 1101 Pennsylvania Avenue, N.W., Suite 1010, Washington, D.C. 20004. Proposals must be received by the Company no later than June 1, 1995 for inclusion in next year's proxy materials.

                          OTHER MATTERS

     The Company will bear the cost of preparing and mailing the Proxy Statement, form of proxy and other material that may be sent to stockholders in connection with this solicitation. In addition to solicitations by mail, officers and other employees of the Company may solicit proxies personally or by telephone or facsimile.

     The Board of Directors does not intend to present and knows of no others who intend to present at the Meeting any matter of business other than those matters set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the proxy in accordance with their best judgment.


     By Order of the Board of Directors

      /s/ Bernard A. Girod

     Bernard A. Girod
     President, Chief Operating Officer,
       Chief Financial Officer and Secretary

Washington, D.C.
September 28, 1994


The Company's Annual Report on Form 10-K for the year ended June
30, 1994, as filed by the Company with the Securities and Exchange Commission, is available without charge to each stockholder upon written request to Sandra Robinson, Vice
President-Financial Operations, Harman International Industries,
Incorporated, 1101 Pennsylvania Avenue, N.W., Suite 1010,
Washington, D.C.  20004.

                            EXHIBITS

                                                        Exhibit A

          HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

             Chief Executive Officer Incentive Plan


     1. Purpose. The purpose of the Chief Executive Officer Incentive Plan ("Plan") of Harman International Industries, Incorporated, a Delaware corporation (the "Company") is to promote the long-term success of the Company by providing its chief executive officer with incentives and rewards for superior performance. The Plan is intended to provide performance-based compensation as defined in Section 162(m) of the Internal Revenue Code, as amended (the "Code").

     2. Effective Date. Subject to its approval by the shareholders, this Plan shall become effective July 1, 1994, and shall remain effective until June 30, 1997, subject to any further shareholder approvals (or reapprovals) mandated for performance-based compensation under Section 162(m) of the Code, or any successor provision, and subject to the right of the Board of Directors ("Board") of the Company to terminate the Plan, on a prospective basis only, at any time.

     2. Eligibility. Participation in the Plan is limited to the Chief Executive Officer of the Company, who shall hereinafter be referred to as "Participant".

     4.  Awards.

     4.1 At the beginning of each fiscal year (and no later than September 28), the Committee (as defined in Section 8) shall meet in order to establish (a) the targeted return on shareholder equity goal ("Return on Shareholder Equity Goal") for the year and (b) the maximum cash award ("Award Amount") payable to the Participant if the goal is met for the year. "Return on shareholder equity" shall mean net income for the fiscal year determined in accordance with generally accepted accounting principles as reported in the Company's annual report divided by the average shareholder equity for such year. "Average shareholder equity" shall mean the sum of the shareholder equity at the beginning of the year and the shareholder equity at the end of the year, with such sum divided by two.

     4.2 At the end of each fiscal year, the Committee shall meet to determine and certify whether the Return on Shareholder Equity Goal has been met for the year. In the event that the goal has been met, the Committee shall establish the Award Amount for the year, exercising discretion only to reduce the amount of the maximum cash award if in its judgment such a reduction is appropriate.
     4.3 Notwithstanding any other provision of the Plan to the contrary, in no event shall the Award Amount paid to the Participant for a year exceed $1,000,000.

     5. Payment of Awards. A Participant's Award Amount shall be paid in cash to such Participant within 30 days after written certification by the Award Amount pursuant to Section 4.2.

     6. Non-transferability. Awards granted under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution.

     7. Tax Withholding. The Company shall have the power and right to deduct or withhold amounts sufficient to satisfy federal, state and local taxes required by law to be withheld with respect to any award.

     8. Administration of the Plan. The Plan shall be administered by a committee approved by the Board (the "Committee"). The Compensation and Option Committee of the Board shall be the Committee for so long as its membership shall consist of two or more outside directors, as defined under
Section 162(m) of the Code and the underlying regulations, each of whom shall be appointed by the Board. If the membership of the Compensation and Option Committee at any time does not meet such requirements, the Board shall

                               A-1
promptly appoint the Committee as a separate committee of the Board in compliance with such procedures. The Committee shall:

          (a) Compute and certify the Award Amount as soon as practicable after the close of a fiscal year, reducing the Award Amount in accordance with Section
     4.2 where appropriate, but in no event increasing the Award Amount; and

          (b) Generally administer, interpret and amend the Plan provisions in compliance with the intent of the Plan and any applicable laws, regulations and other governmental authority. To the extent any amendment to the Plan would require shareholder approval in order for compensation paid pursuant to the Plan to continue to qualify as "performance-based" compensation under
     Section 162(m) of the Code, such amendment shall not be effective until shareholder approval is received.

                                                        Exhibit B

          HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
                       1992 Incentive Plan

     1. Purpose. The Harman International Industries, Incorporated 1992 Incentive Plan is an amendment and restatement of such plan that was adopted on November 10, 1992. The purpose of this Plan is to attract and retain officers, key employees and Non-Officer Directors for Harman International Industries, Incorporated, a Delaware corporation (the "Company"), and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

     2.   Definitions.  As used in this Plan,

          "Appreciation Right" means a right granted pursuant to Paragraph 5 of this Plan.

          "Board" means the Board of Directors of the Company.

          "Committee" means the committee of the Board referred to in Paragraph 13 of this Plan.

          "Common Stock" means the common stock, par value $0.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 10 of this Plan.

          "Date of Grant" means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights or Performance Units or a grant or sale of Restricted Stock shall become effective (which date shall not be earlier than the date on which the Committee takes action with respect thereto), including the date on which an automatic grant of Option Rights to a Non-Officer Director becomes effective pursuant to
          Section 8 of this Plan.

          "Effective Date" means November 10, 1992.

          "Eligible Participant" means a person who is selected by the Committee to receive benefits under this Plan and (a) who is at the time an officer or key employee of the Company or any of its Subsidiaries, (b) who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant or (c) who is at the time a consultant of the Company or any of its Subsidiaries.

          "Less-Than-80-Percent Subsidiary" means a Subsidiary with respect to which the Company, directly or indirectly, owns or controls less than eighty percent of the total combined voting or other decision-making power.

          "Management Objectives" means the achievement objectives established pursuant to Paragraph 7 of this Plan for Eligible Participants who have received grants of Performance Units.

          "Market Value Per Share" means the fair market value of the Common Stock as determined by the Committee from time to time.

          "Non-Officer Director" means a member of the Board who is not an officer or employee of the Company or any Subsidiary.

          "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

          "Option Right" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 4 of this Plan.

          "Performance Period" means, in respect of a Performance
          Unit, a period of time established pursuant to Paragraph 7 of this Plan within which the Management
          Objectives relating to such Performance Unit are to be achieved.

          "Performance Unit" means a unit equivalent to U.S.
          $100.00 awarded pursuant to Paragraph 7 of this Plan.

          "Restricted Stock" means shares of Common Stock granted or sold pursuant to Paragraph 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to therein has expired.

          "Return on Consolidated Equity" means a fraction (expressed as a percentage), the numerator of which is the net income of the Company as set forth in the Company's audited consolidated financial statements and the denominator of which is the Company's shareholders' equity at the beginning of the fiscal year plus the Company's shareholders' equity at the end of the fiscal year, divided by two.

          "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (or any successor rule to the same effect), as in effect from time to time.

          "Spread" means the excess of the Market Value Per Share of Common Stock on the date when an Appreciation Right is exercised over the option price provided for in the related Option Right.

          "Subsidiary" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be an Eligible Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Company owns or controls, directly or indirectly, more than fifty percent of the total combined voting power represented by all classes of stock issued by such corporation.

     3. Shares and Units Available Under Plan. The shares of Common Stock which may be (a) sold or transferred upon the exercise of Option Rights or Appreciation Rights, (b) awarded or sold as Restricted Stock and released from substantial risks of forfeiture thereof or (c) transferred in payment of Performance Units which have been earned, shall not exceed in the aggregate 900,000 shares, subject to adjustment as provided in Paragraph 10 of this Plan. Such shares may be shares of original Issuance or treasury shares or a combination of the foregoing. Upon exercise of any Appreciation Rights, there shall be deemed to have been transferred under this Plan the number of shares of Common Stock covered by the related Option Rights, regardless of whether such Appreciation Rights were paid in cash or in shares of Common Stock. For purposes of this Section 3, Restricted Stock shall be deemed to have been issued or transferred at the earlier of the time when such shares are no longer subject to a substantial risk of forfeiture or when any dividends are paid thereon. No more than 900,000 Performance Units will be paid in cash under the 1992 Plan.

     4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, grant to Eligible Participants options to purchase shares of Common Stock. Without limiting the foregoing, each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

     (a)  Each grant shall specify the number of shares of Common
          Stock to which it pertains.

     (b) Each grant shall specify an option price per share not less than the Market Value Per Share on the Date of Grant.

     (c) Each grant shall specify the form of consideration to be paid in satisfaction of the option price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation,
          (ii) shares of nonforfeitable, unrestricted Common Stock, which are already owned by the Optionee and have a value at the time of exercise that is equal to the option price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under
          Section 4(d) below, on such basis as the Committee may determine in accordance with this Plan and (iv) any combination of the foregoing.

     (d) On or after the Date of Grant of any Option Rights, the Committee may determine that payment of the option price may also be made in whole or in part in the form of Restricted Stock or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee on or after the Date of Grant, whenever any option price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Stock received by the Optionee upon the exercise of the Option Rights shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of shares of Common Stock received by the Optionee as applied to the forfeitable or restricted Common Stock surrendered by the Optionee.

     (e) Any grant may provide for deferred payment of the option price from the proceeds of sale through a bank or broker of some or all of the Common Stock to which the exercise relates.

     (f)  Successive grants may be made to the same Eligible
          Participant whether or not any Option Rights previously granted to such Eligible Participant remain unexercised.

     (g) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary which is necessary (as consideration to the Company) before the Option Rights or installments thereof will become exercisable.

     (h) Option Rights granted under this Plan may be (i) options which are intended to qualify under particular provisions of the Internal Revenue Code of 1986, as amended from time to time ("Code"), provided, however, that consultants to the Company or any of its Subsidiaries shall not be eligible to receive incentive stock options, (ii) options which are not intended to so qualify, or (iii) combinations of the foregoing.

     (i) No Option Right shall be exercisable more than ten years from the Date of Grant.

     (j) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Committee may approve, including providing for the acceleration of any vesting period for such Option Rights in the event of a change in control of the Company or other similar transaction or event.

     (k) No Eligible Participant shall be granted Option Rights (or Appreciation Rights in respect of Option Rights) for more than 300,000 shares of Common Stock in any one fiscal year of the Company, subject to adjustments provided in Section 10 of this Plan.

     5. Appreciation Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, also grant to any Optionee Appreciation Rights in respect of Option Rights granted hereunder. An Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount which shall be determined by the Committee, and shall be expressed as a percentage of the Spread (not exceeding one hundred percent) at the time of exercise. Without limiting the foregoing, each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

     (a) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock, or in any combination thereof, and may either grant to the Optionee or retain in the Committee the right to elect among those alternatives; provided, however, that if the right to elect among those alternatives is granted to the Optionee, the Committee shall have sole discretion to consent to or disapprove the Optionee's election to receive cash in full or partial settlement of an Appreciation Right, which consent or disapproval may be given at any time after the election to which it relates.

     (b) Any grant may specify that the amount payable on exercise of an Appreciation Right (valuing shares of Common Stock for this purpose at their Market Value Per
          Share at the date of exercise) may not exceed a maximum specified by the Committee at the Date of Grant.

     (c) Any grant may specify waiting periods before exercise and permissible exercise dates or periods, and shall provide that no Appreciation Right may be exercised except at a time when the related Option Right is also exercisable and at a time when the Spread is positive.

     (d) Any grant may specify that an Appreciation Right may be exercised only in the event of a change in control of the Company or other similar transaction or event.

     (e) Each grant may specify that the Committee may at any time amend, suspend or terminate any notification or document evidencing Appreciation Rights (provided that, in the case of an amendment, the amended Appreciation Rights shall conform to the provisions of this Plan).

     (f) Each grant of Appreciation Rights shall be evidenced by a notification executed on behalf of the Company by any officer and delivered to and accepted by the Optionee, which notification shall describe such Appreciation Rights, identify the related Option Rights, state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and conditions, consistent with this Plan, as the Committee may approve.

     6. Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, also grant or sell to Eligible Participants Restricted Stock. Without limiting the foregoing, each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

     (a) Each such grant or sale shall constitute an immediate transfer of the ownership of shares of Common Stock to the Eligible Participant in consideration of the performance of services, entitling such Eligible Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

     (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Eligible Participant that is less than Market Value Per
          Share at the Date of Grant.

     (c) Each such grant or sale shall provide that the shares of Restricted Stock covered by such grant or sale shall be subject, for a period to be determined by the Committee at the Date of Grant, to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, and the regulations of the Internal Revenue Service thereunder for a period to be determined by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

     (d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock shall be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limiting the generality of the foregoing, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

     (e) Each grant or sale of Restricted Stock shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Eligible Participant and shall contain such terms and conditions, consistent with this Plan, as the Committee may approve.

     7. Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, also grant Performance Units which will become payable to an Eligible Participant upon achievement of specified Management Objectives. Without limiting the foregoing, each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

     (a)  Each grant shall specify the number of Performance
          Units to which it pertains.

     (b)  The Performance Period with respect to each Performance
          Unit shall be such period of time commencing with the Date of Grant as shall be determined by the Committee at the time of grant.

     (c) Each grant shall specify the Management Objectives that are to be achieved by the Eligible Participant, which may be described in terms of Company-wide objectives or objectives that are related to performance of the division or Subsidiary in which such Eligible Participant is employed.

     (d) Each grant shall specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which no payment will be made and shall set forth a formula for determining the amount of payment to be made if performance is at or above such minimum, but short of full achievement of the Management Objectives.

     (e)  Each grant shall specify the time and manner of payment
          (whether in cash, shares of Common Stock or a combination thereof) of Performance Units which have been earned.

     (f) The Committee may adjust Management Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Date of Grant which are unrelated to the performance of the Eligible Participant and result in distortion of the Management Objectives or the related minimum.

     (g) Any grant may specify that a Performance Unit may become payable in the event of a change in control of the Company or other similar transaction or event.

     (h) Each grant of Performance Units shall be evidenced by a notification executed on behalf of the Company by any officer and delivered to and accepted by the Eligible Participant, which notification shall describe the Performance Units, state that such Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and conditions, consistent with this Plan, as the Committee may approve.

     8. Automatic Grants of Nonqualified Stock Options to Non-Officer Directors. Non-Officer Directors may only receive grants or awards under this Plan pursuant to the terms of this Section. If the Plan is approved by the requisite vote of the stockholders of the Company, Option Rights shall be automatically granted to Non-Officer Directors as follows:

     (a) On the Effective Date of this Plan, an Option Right to purchase 5,000 shares of Common Stock shall be granted to each person who immediately after the annual meeting on that date was an incumbent Non-Officer Director for each of the five years preceding the Effective Date, and an Option Right to purchase 3,000 shares of Common Stock shall be granted to any other person who immediately after the annual meeting on that date was an incumbent Non-Officer Director for less than five years.

     (b) With respect to each person who first becomes a Non-Officer Director after the Effective Date of this Plan, an Option Right to purchase 3,000 shares of Common Stock shall be granted on the date such person first becomes a Non-Officer Director.

     (c) Immediately after each annual meeting following the Effective Date (excluding the annual meeting held on the Effective Date), an Option Right to purchase 1,500 shares of Common Stock shall be granted to each Non-Officer Director for so long as he or she continues to be a Non-Officer Director.

     (d) Option Rights, in addition, shall be automatically granted to each Non-Officer Director at each annual meeting of the Company based on the Company's Return on Consolidated Equity as reported in the Company's annual audited financial statements, as follows: either (i) for a Return on Consolidated Equity of at least ten percent but less than fifteen percent, each Non-Officer Director shall receive an Option Right to purchase 750 shares of Common Stock; or (ii) for a Return on Consolidated Equity of fifteen percent or more, each Non-Officer Director shall receive an Option Right to purchase 1,500 shares of Common Stock.

     (e) Each such grant shall be evidenced by an agreement in such form as shall be approved by the Committee, and shall be subject to the following additional terms and conditions:

               (i) The option price per share for which each such Option Right is exercisable shall be 100 percent of the Market Value Per Share on the Date of Grant.

               (ii) Each such Option Right shall become exercisable to the extent of one-fifth of the number of shares covered thereby one year after the Date of Grant and to the extent of an additional one-fifth of such shares after each of the next four successive years thereafter. Such Option Rights shall become exercisable in fill immediately in the event of a change in control of the Company. Each such Option Right granted under the Plan shall expire ten years from the Date of Grant and shall be subject to earlier termination as hereinafter provided.

               (iii) In the event of the termination of service on the Board by the holder of any such Option Rights, other than by reason of disability or death as set forth in subparagraph (iv) hereof, the then outstanding Option Rights of such holder may be exercised only to the extent that they were exercisable on the date of such termination and shall expire 90 days after such termination, or on their stated expiration date, whichever occurs first.

               (iv) In the event of the death or disability of the holder of any such Option Rights, each of the then outstanding Option Rights of such holder may be exercised at any time within one year after such death or disability, but in no event after the expiration date of the term of such Option Rights.

               (v)  If a Non-Officer Director subsequently
          becomes an officer or employee of the Company or a Subsidiary while remaining a member of the Board, any Option Rights then held under the Plan by such individual shall not be affected thereby.

               (vi) Option Rights may be exercised by a Non-Officer Director only upon payment to the Company in full of the option price of the Common Stock to be delivered. Such payment shall be made in cash or in Common Stock previously owned by the optionee for more than six months, or in a combination of cash and such Common Stock.

     9. Transferability. No Option Right or Appreciation Right shall be transferable by an Optionee other than by will or the laws of descent and distribution. Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by him (or by his or her guardian or legal representative acting under state law and court supervision).

     10. Adjustments. The Committee may make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights and Appreciation Rights granted hereunder, in the prices per share applicable to such Option Rights and Appreciation Rights and in the kind of shares covered thereby, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding grants or awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any grant or award under this Plan that the holder of the grant or award may elect to receive an equivalent grant or award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent grant or award. The Committee may also make or provide for such adjustments in the number of shares specified in Paragraph 3 of this Plan and in the number of shares under options to be granted automatically pursuant to Section 8 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in the preceding sentence.

     11. Fractional Shares. The Company shall not be required to issue any fractional share of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

     12. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by an Eligible Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Eligible Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. The Company and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

     13. Participation by Employees of a Less-Than-80-Percent Subsidiary. As a condition to the effectiveness of any grant or award to be made hereunder to a Eligible Participant who is an employee of a Less-Than-80-Percent Subsidiary, regardless whether such Eligible Participant is also employed by the Company or another Subsidiary, the Committee may require the Less-Than-80-Percent Subsidiary to agree to transfer to the Eligible Participant (as, if and when provided for under this Plan and any applicable agreement entered into between the Eligible Participant and the Less-Than-80-Percent Subsidiary pursuant to this Plan) the Common Stock that would otherwise be delivered by the Company upon receipt by the Less-Than-80-Percent Subsidiary of any consideration then otherwise payable by the Eligible Participant to the Company. Any such award may be evidenced by an agreement between the Eligible Participant and the Less-Than-80-Percent Subsidiary, in lieu of the Company, on terms consistent with this Plan and approved by the Committee and the Less-Than-80-Percent Subsidiary. All Common Stock so delivered by or to a Less-Than-80-Percent Subsidiary will be treated as if they had been delivered by or to the Company for purposes of
Section 3 of this Plan, and all references to the Company in this Plan shall be deemed to refer to the Less-Than-80-Percent Subsidiary except with respect to the definitions of the Board and the Committee and in other cases where the context otherwise requires.

     14. Certain Terminations of Employment. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death or disability, or in the event of hardship or other special circumstances, of an Eligible Participant who holds an Option Right that is not immediately and fully exercisable, any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Performance Units that have not been fully earned, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

     15. International Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Eligible Participants who are foreign nationals, or who are employed by the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

     16.  Administration of the Plan.

     (a) This Plan shall be administered by one or more committees of the Board, as determined by the Company's Board of Directors, each of which shall consist of not less than three directors appointed by the Board, each of whom shall be a "disinterested person" under Rule 16b-3. Each such committee shall be deemed the "Committee" hereunder with the limits of its authority as prescribed by the Board of Directors. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

     (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock or Performance Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee or the Executive Committee shall be liable for any such action or determination made in good faith.

     17.  Amendments, Etc.

     (a) With the exception of the provisions of Section 8 relating to the amount, price and timing of Option Rights, which may only be amended by stockholder approval, this Plan may be amended from time to time by the Board, but without further approval by the stockholders of the Company no such amendment shall (i) increase the maximum number of shares specified in Paragraph 3 of this Plan (except that adjustments authorized by Paragraph 10 of this Plan shall not be limited by this provision), (ii) change the definition of "Eligible Participant", or (iii) otherwise cause Rule 16b-3 to become inapplicable to this Plan. In no event shall the provisions of Section 8 of the Plan relating to the amount, price or timing of Option Rights be amended more than once every 6 months except to comport with changes in the Code or the regulations thereunder.

     (b) The Committee may, with the concurrence of the affected Optionee, cancel or amend any agreement evidencing Option Rights granted under this Plan. In the event of cancellation, the Committee may authorize the granting of new Option Rights (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such option price and subject to the same terms, conditions and discretion as would have been applicable under this Plan had the cancelled Option Rights not been granted.

     (c) The Committee may, in its sole discretion, accelerate the time at which any Option Right or Appreciation Right may be exercised or the time at which any substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time at which any Performance Units will be deemed to have been fully earned.

     (d) In the event an Optionee shall intentionally commit an act materially inimical to the interests of the Company or any Subsidiary and the Committee in its sole discretion, exercised in good faith, shall so find, notwithstanding any other provision in this Plan the Committee may terminate as of the time of such act any Option Rights or other benefits under this Plan granted such Optionee.

     (e) This Plan shall not confer upon any Eligible Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Eligible Participant's employment or other service at any time.

     (f) This Plan is intended to comply with and be subject to Rule 16b-3 as in effect prior to May 1, 1991. The Committee may at any time elect that this Plan shall be subject to Rule 16b-3 as in effect on or after May 1, 1991.

     18. Ratification Date. This Plan was originally adopted by the Board of Directors on September 8, 1992, and was approved by the Company's stockholders and became effective on November 10, 1992. This amendment and restatement was adopted by the Board of Directors on August 30, 1994 and was approved by the Company's stockholders on _____________, 1994. No Option Rights shall be granted under this Plan subsequent to November 9, 2002. Option Rights outstanding subsequent to November 9, 2002 shall continue to be governed by the provisions of this Plan.

         Harman International Industries, Incorporated
      Annual Meeting of Stockholders -- November 2, 1994
  This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Bernard A. Girod and Sandra B. Robinson and each of them as Proxies and authorizes them to represent and vote all the shares of Common Stock of Harman International Industries, Incorporated that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on November 2, 1994 and at any adjournment thereof, as designated for the items set forth below and in the Notice of Annual Meeting of Stockholders and the Proxy Statement dated September 28, 1994.

     If properly executed, this proxy will be voted as specified below or, if not specified, will be voted FOR the one nominee in Item 1 and FOR the proposals in Items 2 and 3.

     The Board of Directors recommends a vote FOR the election of the Director set forth below and FOR the proposals in Items 2 and 3.

1.   Election of Edward H. Meyer as Director.

     ____  FOR the nominee____  WITHHOLD vote for the nominee

2.   Proposal to adopt the Chief Executive Officer Incentive Plan.

     ____  FOR ____  AGAINST  ____  ABSTAIN

               (Continued and to be signed on the reverse side)
- - ----------------------------------------------------------------------

3.   Proposal to amend and restate the 1992 Incentive Plan.

     ____  FOR ____  AGAINST  ____  ABSTAIN

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. At this time, management knows of no such other business.

     Please mark, date and sign exactly as the name appears herein and return this proxy in the enclosed envelope. Persons signing as executors, administrators, trustees, etc. should so indicate. If shares are held jointly, each joint owner should sign. In the case of a corporation or partnership, the full name of the organization should be used and the signature should be that of a duly authorized officer or partner.

     Dated:  __________________________, 1994

     ________________________________________
          Signature

     ________________________________________
          Signature
          (If held jointly)